Exhibit 99.1

AELUMA ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

GOLETA, CA, September 17, 2025 – Aeluma, Inc. (NASDAQ: ALMU) (“Aeluma” or “the Company”), a transformative semiconductor company specializing in high performance and scalable technologies, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. In connection with the offering, Aeluma also expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Craig-Hallum is acting as the sole book-running manager for the offering.

Aeluma expects to use the net proceeds of the offering, for expanding business development efforts, advancing manufacturing processes to support commercialization traction, and working capital and general business purposes.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-289135), as amended, including a base prospectus, relating to the shares of common stock to be issued in the proposed offering was initially filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2025 and was declared effective on August 8, 2025. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

Aeluma will file a preliminary prospectus supplement relating to and describing the terms of the proposed offering with the SEC which will be available on the SEC’s website at www.sec.gov. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the securities being offered may be obtained, when available, from Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 323 North Washington Ave., Minneapolis, MN 55401, by telephone at (612) 334-6300 or by email at prospectus@chlm.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

About Aeluma

Aeluma (NASDAQ: ALMU) is a transformative semiconductor company specializing in high-performance photonic and electronic technologies that scale. The company’s proprietary platform combines compound semiconductors with scalable manufacturing used for mass market microelectronics to enable volume production and large-scale integration. Applications for Aeluma’s technology include mobile, AI, defense and aerospace, robotics, automotive, AR/VR, and quantum. Headquartered in Goleta, California, Aeluma operates state-of-the-art R&D and manufacturing capabilities for semiconductor wafer production, quick-turn chip fabrication, rapid prototyping, test and validation. Aeluma also partners with production-scale fabrication foundries, packaging, and integration companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, of which provisions Aeluma is availing itself. Such forward-looking statements include, but are not limited to, those regarding the completion of the proposed offering and expectations regarding the timing, anticipated use of proceeds from the offering and expectations to grant the underwriter a 30-day option to purchase additional shares. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed offering. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Aeluma assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise, except as required by law.

Please refer to Aeluma’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other subsequent filings with the SEC, which are available at the SEC’s website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from Aeluma’s current expectations.

Contacts:

For Aeluma:

(805) 351-2707

info@aeluma.com

Investor Contact:

Financial Profiles

Moira Conlon and Tony Rossi

(310) 622-8221

ir@aeluma.com